SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2003

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 Rosewood Drive, Pleasanton, California		94588
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(925) 520-6000

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 30, 2003, Commerce One announced that it recently discovered that it had overstated the company’s stock compensation expense for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, resulting in a net loss for those periods that was slightly better than previously reported.  The stock compensation expense for these periods was lower than previously reported by approximately $10.6 million in the third quarter of 2002, $8.8 million in the second quarter of 2002 and $8.9 million in the first quarter of 2002.  This overstatement related to non-cash stock compensation expenses for certain employees from prior acquisitions no longer employed with the company, or whose options had been cancelled in the company’s stock option exchange program in 2001, but for whom the company continued to amortize the expense.  After adjusting the results in these quarters to correctly reflect the lower expense, the adjusted net loss on a GAAP basis for the third quarter of 2002 was reduced to $36.3 million or $1.25 per share, for the second quarter of 2002 was reduced to $62.3 million or $2.15 per share and for the first quarter of 2002 was reduced to $211.7 million or $7.36 per share.  The Company also discovered that it had overstated its deferred stock compensation expense for the fiscal years ended 2000 and 2001 by amounts that were immaterial to the financial results for those periods.

The foregoing paragraph and the exhibit attached hereto includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning the company’s estimates of the impact of the overstatement of certain deferred stock compensation expenses on the company’s financial results reported for prior quarters.  Such statements reflect the current views, and assumptions and estimates of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, unexpected expenses and the results of the final audit of the Company’s financial results for the fiscal year 2002. The information provided in this current report on Form 8-K is current as of the date of its filing. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law. For a discussion of these and other risk factors that could affect Commerce One’s business, see “Risk Factors” in Commerce One’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

A summary of the adjustments to the quarterly financial results for the first, second and third quarters of 2002 is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)           Exhibits

Exhibit	Description

99.1	Net Loss and Earnings Per Share Revision to Quarterly Financial Results for Deferred Stock Compensation Adjustment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ CHUCK BOYNTON
Chuck Boynton
Chief Financial Officer

Date: January 30, 2003